UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2019

DELMAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Nevada	001-37823	99-0360497
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12707 High Bluff Dr., Suite 200

San Diego, CA 92130

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (858) 350-4364

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DMPI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Presentation Posters

On November 22, 2019, DelMar Pharmaceuticals, Inc. (the “Company”) presented two posters at the Society for Neuro-Oncology annual meeting in Phoenix, Arizona. Copies of the posters are attached as Exhibits 99.1 and 99.2 hereto.

Post-Effective Amendments

As previously disclosed, on June 25, 2019, the Company filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-232332) (as amended, the “Resale Registration Statement”) covering the resale of 760,500 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable upon the exercise of common warrants by certain selling stockholders. The Resale Registration Statement was originally declared effective by the SEC on July 16, 2019.

Also as previously disclosed, on August 1, 2019, the Company filed a registration statement with the SEC on Form S-1 (File No. 333-232931) (as amended, the “Primary Registration Statement” and, together with the Resale Registration Statement, the “Registration Statements”). The Primary Registration Statement was originally declared effective by the SEC on August 14, 2019. The Primary Registration Statement originally covered a primary offering of (i) 4,095,000 shares of Common Stock, pre-funded warrants to purchase an aggregate of 2,655,000 shares of Common Stock and (ii) common warrants to purchase an aggregate of 6,750,000 shares of Common Stock. On August 16, 2019, the Company closed on the sale of (i) 4,895,000 shares of Common Stock, (ii) pre-funded warrants to purchase an aggregate of 2,655,000 shares of Common Stock and (iii) common warrants to purchase an aggregate of 7,762,500 shares of Common Stock, including 800,000 shares of Common Stock and warrants to purchase an aggregate of 1,012,500 shares of Common Stock sold pursuant to a partial exercise by the underwriters of the underwriters’ option to purchase additional securities.

On November 15, 2019, the Company filed a Post-Effective Amendment No. 1 to the Resale Registration Statement (the “Resale Post-Effective Amendment”) and a Post-Effective Amendment No. 2 to the Primary Registration Statement (the “Primary Post-Effective Amendment” and, together with the Resale Post-Effective Amendment, the “Post-Effective Amendments”) in order to incorporate by reference the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019 that was filed with the SEC on September 9, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 that was filed with the SEC on November 13, 2019 and to make certain corresponding changes in each Registration Statement.

No additional securities are being registered under the Post-Effective Amendments. The Post-Effective Amendments were declared effective by the SEC on November 20, 2019.

At September 30, 2019, the Company had cash and cash equivalents on hand of approximately $8.06 million, which are expected to be sufficient to fund the Company’s planned operations into the fourth quarter of calendar year 2020.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Poster
99.2	Poster

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR PHARMACEUTICALS, INC.

Date: November 22, 2019	By:	/s/ Scott Praill
Name: Scott Praill Title: Chief Financial Officer